Exhibit 99.2

Exhibit 99.2 Offerpad LETTER TO SHAREHOLDERS Q2 | 2022

Q2 2022 HIGHLIGHTS REVENUE $1.1B GROSS PROFIT $93M (8.6%) HOMES SOLD 2,888 HOMES ACQUIRED 3,792 MOVE FREELY America Revenue increased 185% year over year Reported another quarter with positive Net Income Reported positive Adjusted EBITDA for the seventh consecutive quarter 2 | Q2 2022

Offerpad OUR MISSION PROVIDE YOUR BEST WAY TO BUY AND SELL A HOME. PERIOD. 04 Welcome to Offerpad 05 Letter to Shareholders 06 Investment Highlights 07 Customer Feedback 08 Business Highlights 11 ESG Highlights 12 Financial Results Summary 14 Third-Quarter 2022 Outlook 15 Appendix 3 | Q2 2022

WELCOME TO OFFERPAD HOW ARE WE DIFFERENT? 1 Providing a Real Estate Solutions Center We are offering services to meet homeowners’ needs beyond just buying and selling. 2 Offering Customizable Options With multiple service offerings to choose from, homeowners can create customizable solutions to best meet their needs. 3 Building Sustainable Growth Our focus is on growing rapidly in a responsible and disciplined manner that balances our goal of increasing market share with achieving long-term sustainable profitability. 4 Utilizing Industry Expertise Our in-house real estate experts provide deep, local real estate expertise to ensure we are accounting for the unique market conditions in each location to optimize performance. 5 Adding Value Through Renovations Our renovations team can navigate both less traditional and larger renovation projects, expanding our customer base and adding value to each home. 6 Applying Flexibility We use real time market data and sentiment to anticipate and integrate changes in market conditions into our model. Our agility and flexibility mitigate external risk factors. 4 | Q2 2022

DEAR SHAREHOLDERS, Our second quarter performance reflects our continued ability to execute. Revenue increased 185% year-over-year and requests for an Express cash offer hit an all-time high. Our performance through the first half of the year puts us in a position of strength as we enter a transition period in the broader real estate market. Looking forward, we expect the softening market conditions that began toward the end of the second quarter will continue creating near-term volatility. With decades of real estate expertise, a flexible business model and a strategy designed to mitigate risk, I am confident we have what it takes to navigate the current market transition. Below are just a few things we’re doing right now to adjust. Smart shifts: Relying on the deep real estate roots that set us apart from our competition, we’re leaning in more than ever to closely monitor market changes so we can anticipate future conditions and diligently manage our inventory. Product adjustments: As conditions evolve, we’re adjusting selected product features to better support consumer needs and to ensure we have appropriate guardrails around offerings. Buyer focus: To transition out of our existing inventory and replace it with inventory reflecting current market conditions, we are doing even more to differentiate our homes and attract new buyers. Our team thrives in situations where innovation, agility and speed matter. While near-term results will likely fluctuate, we remain confident in our ability to achieve our mission of providing a simpler way to buy and sell a home to more and more customers. Brian Bair | Chairman and CEO 5 | Q2 2022

INVESTMENT HIGHLIGHTS Large Addressable Market Offerpad operates in the residential real estate industry with a Total Addressable Market of $2.5T. Focused Business Model Offerpad is focused on responsible, long-term growth powered by our real estate expertise and advanced, proprietary algorithms that help optimize each transaction. Competitive Differentiation Offerpad’s Solutions Center provides a diversified suite of real estate services, customizable to meet each customer’s needs. Attractive Growth Profile Offerpad’s growth is fueled by geographic expansion, existing market penetration and the rollout of additional ancillary services that create value for our customers. 6 | Q2 2022

9 OUT OF 10 WOULD RECOMMEND TO A FRIEND* +74 NET PROMOTER SCORE* “Straightforward” Zayd in Florida “Top-tier professionals” David in Texas 94% CUSTOMER SATISFACTION* “Hands-down the ONLY way to sell” Nicholas in South Carolina * Based on surveys from over 2,500 customers in the first half of 2022. 7 | Q2 2022

BUSINESS HIGHLIGHTS Market Expansion and Penetration Offerpad continued making progress towards its 2022 operational goals in the second quarter by opening three new satellite markets: Fort Meyers, Florida and Colorado Springs and Fort Collins, Colorado. Including the opening of Fort Wayne, Indiana in July, Offerpad is now serving customers in 28 markets and more than 1,800 cities and towns. That is a 33% increase in markets just this year. Offerpad’s market share in existing markets also continues to increase. In the first quarter 2022, Offerpad had 1.2% market share up from 1.0% in the fourth quarter 2021 and doubled its market share year over year. The Company takes a market-by-market approach to growing its footprint, leveraging the local expertise of its team. WE’RE EXPANDING Offerpad Number of Offerpad Markets 2018 2019 2020 2021 2022E 10 12 14 21 29 8 | Q2 2022

BUSINESS HIGHLIGHTS Improving Ancillary Services to Build Upon Full Suite of Solutions In July, Offerpad launched a mobile app that simplifies the home loan process to make it less time-consuming and overwhelming for borrowers. Digital tools designed for on-the-go efficiency, combined with the personal touch of Offerpad’s home loan and refinance experts, provide borrowers with a seamless journey to homeownership. Offerpad’s new mobile app removes complexity and friction from the home loan process to provide borrowers with valuable benefits: Customizable and flexible loan application process Fast and transparent pre-qualification and pre-approval Access from anywhere to loan products, pricing scenarios, quotes and rates Push notifications providing immediate updates on loan progress In-app notifications for critical requests and required tasks ensure faster processing Savings up to $4,000 when combining Offerpad’s sell and buy solutions with financing Locked in mortgage rates for up to 90 days for certainty and control while home shopping Making Smart Shifts During Transitional Environments Offerpad’s team of real estate experts has implemented changes to its process, responsibly and thoughtfully adjusting as the broader real estate market softens. For example, the following risk mitigation changes were implemented this year: Increased focus on targeting acquisitions closer to the median price point Offered Flex listing service to customers with higher priced homes Updated underwriting assumptions to account for additional risk by incorporating wider spreads, increasing estimated holding time, etc. Increased Express service fee Adjusting Products to Meet Evolving Needs Offerpad is a dynamic company with the flexibility and agility to adapt to the changing needs of customers and the Company. For example, Offerpad reduced the flexible closing date window in response to the speed with which the real estate market is currently shifting. For customers, Offerpad launched a Summer Incentive promotion in July with savings for buyers who financed through Offerpad Home Loans. 9 | Q2 2022

BUSINESS HIGHLIGHTS Buyer Focus: Renovations Ramp to Mitigate Risk During Market Transition Our ability to renovate homes efficiently, increasing their value and ensuring our homes have the look and feel consumers want is an important differentiator in a softening real estate market. Our renovation team has adjusted its strategy to help make our homes the most appealing so they will sell first when similar inventory is available. We are increasing the scope and adjusting the type of renovations we do on certain homes to reflect the strengthening leverage of buyers. This will help keep our aged inventory over 180 days below our target threshold of 10%. As of June 30, 2022, aged inventory over 180 days was below 2% putting the Company in a position of strength as we begin to navigate through the changing market conditions. AVERAGE COST $17,000 Renovations completed in Q2 2022 AVERAGE DAYS 20 Number of days per project in Q2 2022 I this house! 10 | Q2 2022

ESG HIGHLIGHTS Our Commitment Offerpad is committed to acting responsibly and in accordance with the highest ethical standards. We believe our commitment to environmentally and socially responsible strategies provides benefits to all our stakeholders, including our customers, shareholders, team members and communities. Diversity, Equity, Inclusion and Belonging At Offerpad, we believe that each person’s uniqueness and individuality strengthen our collective whole. By seeking out diverse perspectives and valuing individual input, we create a sense of belonging that is invigorating. Our Diversity, Equity, Inclusion and Belonging Committee’s goal is to identify ways Offerpad can further foster a healthy, vibrant and welcoming environment for our team. Training and Talent Development From day one we invest in each of our team members. Our training falls into three categories: Onboarding, Enablement and Development. All new employees begin with Offerpad University onboarding training to understand who we are as a company, why we are here and how we can best reach our individual and company goals though a culture of community. Enablement training covers job functions and internal systems. This training helps employees perform their best in their current role. Development training covers both personal and professional growth. For example, we provide empathy and growth mindset training and a variety of leadership training courses. Both our live and on-demand training programs are dynamic and constantly evolving to address our team’s changing needs. 11 | Q2 2022

Q2 2022 FINANCIAL RESULTS SUMMARY Compared with Q2 2021 Revenue increased 185% to $1.1B Acquired 3,792 homes, an increase of 87% Sold 2,888 homes, an increase of 129% Gross profit increased 83% to $93.0M1 Net incomeincreased 26% to $11.6M1 Net income includes a $12.6M non-cash credit to mark to market the Warrant Liability Adjusted EBITDA increased 5% to $13.7M1 Contribution profit after interest per home sold was $28,500, a decrease of 10% 1 Includes $21.2 million charge in Q2 2022 for inventory impairments. 12 | Q2 2022

Offerpad

TOTAL REVENUE ($M)



$379
$540
$868
$1,374
$1,080
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22

Financial results demonstrate a track record of responsible growth and a path to sustainable profitability

RETURNS PER HOME SOLD



$45K
$40K
$35K
$30K
$25K
$20K
$15K
$10K
$5K
$0K
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Gross Profit per Home Sold
Contribution Profit After Interest Per Home Sold

NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M)



$13.1
$9.2
$6.1
($2.1)
($15.3)
$12.8
$7.7
($2.8)
$50.4
$41.0
$35.3
$13.7
$11.6
($1.0)
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Net Income (Loss)
Adj. Net Income (Loss)
Adj. EBITDA

See page 22 for a reconciliation to the most directly comparable GAAP measure and additional information.

13 | Q2 2022

THIRD QUARTER 2022 OUTLOOK HOMES SOLD 1,700 - 2,200 REVENUE $600M - $800M ADJUSTED EBITDA1 ($40)M - ($20)M 1 See Non-GAAP financial measures on page 19 for an explanation of why a reconciliation of this guidance cannot be provided. 14 | Q2 2022

APPENDIX Forward-Looking Statements Certain statements in this shareholder letter may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for the third quarter 2022, expectations regarding growth and profitability, expansion into new markets and anticipated market conditions in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 7, 2022, and our other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this shareholder letter. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this shareholder letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. 15 | Q2 2022

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Three Months Ended June 30, Six Months Ended June 30, (in thousands, except per share data) (Unaudited) 2022 2021 2022 2021 Revenue $1,079,531 $378,647 $2,453,368 $662,619 Cost of revenue 986,550 327,783 2,228,245 578,218 Gross profit 92,981 50,864 225,123 84,401 Operating expenses: Sales, marketing and operating 65,239 31,595 135,127 56,671 General and administrative 16,121 5,137 30,778 9,871 Technology and development 3,243 2,603 6,425 4,886 Total operating expenses 84,603 39,335 172,330 71,428 Income from operations 8,378 11,529 52,793 12,973 Other income (expense): Change in fair value of warrant liabilities 12,537 — 18,201 — Interest expense (7,771) (2,257) (14,967) (4,175) Other income, net 24 7 28 248 Total other income (expense) 4,790 (2,250) 3,262 (3,927) Income before income taxes 13,168 9,279 56,055 9,046 Income tax expense (1,610) (89) (3,509) (89) Net income $11,558 $9,190 $52,546 $8,957 Net income per share, basic $0.05 $0.15 $0.22 $0.15 Net income per share, diluted $0.04 $0.04 $0.20 $0.04 Weighted average common shares outstanding, basic 245,845 59,391 242,998 58,981 Weighted average common shares outstanding, diluted 260,746 224,630 260,192 224,264 16 | Q2 2022

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS June 30, December 31, (in thousands, except par value per share) (Unaudited) 2022 2021 ASSETS Current assets: Cash and cash equivalents $155,464 $169,817 Restricted cash 44,474 24,616 Accounts receivable 12,929 6,165 Inventory 1,289,426 1,132,571 Prepaid expenses and other current assets 12,966 9,808 Total current assets 1,515,259 1,342,977 Property and equipment, net 5,622 5,146 Other non-current assets 5,914 4,959 TOTAL ASSETS $ 1,526,795 $1,353,082 LIABILITIES AND STOCKHOLDERS’ EQUITY Current liabilities: Accounts payable $10,705 $6,399 Accrued and other current liabilities 45,412 35,027 Secured credit facilities and notes payable, net 1,054,455 861,762 Secured credit facilities and notes payable - related party 87,456 164,434 Total current liabilities 1,198,028 1,067,622 Warrant liabilities 5,860 24,061 Other long-term liabilities 4,226 3,830 Total liabilities 1,208,114 1,095,513 Commitments and contingencies Stockholders’ equity: Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 232,150 and 224,154 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively 23 22 Class B common stock, $0.0001 par value; 20,000 shares authorized; 14,816 shares issued and outstanding as of June 30, 2022 and December 31, 2021 2 2 Additional paid in capital 398,166 389,601 Accumulated deficit (79,510) (132,056) Total stockholders’ equity 318,681 257,569 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 1,526,795 $1,353,082 17 | Q2 2022

OFFERPAD SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Six Months Ended June 30, ($ in thousands) (Unaudited) 2022 2021 Cash flows from operating activities: Net income $52,546 $8,957 Adjustments to reconcile net income to net cash used in operating activities: Depreciation 249 277 Gain on sale of property and equipment — (246) Amortization of debt financing costs 1,546 209 Impairment of inventory 22,205 339 Stock-based compensation 4,028 1,263 Change in fair value of warrant liabilities (18,201) — Changes in operating assets and liabilities: Accounts receivable (6,764) (4,808) Inventory (179,060) (311,840) Prepaid expenses and other assets (5,847) (10,108) Accounts payable 4,306 3,153 Accrued and other liabilities 12,513 15,274 Net cash used in operating activities (112,479) (297,530) Cash flows from investing activities: Purchases of property and equipment (725) (5,942) Proceeds from sales of property and equipment — 2,032 Net cash used in investing activities (725) (3,910) Cash flows from financing activities: Borrowings from credit facilities and notes payable 2,132,189 888,970 Repayments of credit facilities and notes payable (2,017,985) (580,819) Payment of debt financing costs (35) (185) Proceeds from exercise of stock options 4,775 633 Payments for taxes related to stock-based awards (235) — Net cash provided by financing activities 118,709 308,599 Net change in cash, cash equivalents and restricted cash 5,505 7,159 Cash, cash equivalents and restricted cash, beginning of period 194,433 50,742 Cash, cash equivalents and restricted cash, end of period $ 199,938 $57,901 Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet: Cash and cash equivalents $ 155,464 $44,560 Restricted cash 44,474 13,341 Total cash, cash equivalents and restricted cash $ 199,938 $57,901 Supplemental disclosure of cash flow information: Cash payments for interest $19,941 $5,537 18 | Q2 2022

Non-GAAP Financial Measures In addition to our results of operations above, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. We may calculate or present our non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures we report may not be comparable with those of companies in our industry or in other industries. We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this shareholder letter because we are unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of our control. Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins) To provide investors with additional information regarding our margins, we have included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across our markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period. Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit. 19 | Q2 2022

Adjusted Gross Profit / Margin We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue. We view this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort. Contribution Profit / Margin We calculate Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to our Offerpad Home Loans “OPHL” operations. The composition of our holding costs is described in the footnotes to the reconciliation table below. We define Contribution Margin as Contribution Profit as a percentage of revenue. We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort. Contribution Profit / Margin After Interest We define Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under our senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Our senior and mezzanine secured credit facilities are secured by our homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We define Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue. We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing. 20 | Q2 2022

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,	
(in thousands, except percentages and homes sold, unaudited)	2022	2021	2022	2021
Gross profit (GAAP)	$ 92,981	$ 50,864	$ 225,123	$ 84,401
Gross margin	*8.6%*	*13.4%*	*9.2%*	*12.7%*
Homes sold	*2,888*	*1,259*	*6,490*	*2,277*
Gross profit per home sold	$ **32.2**	$ **40.4**	$ **34.7**	$ **37.1**
Adjustments:				
Inventory impairment - current period (1)	20,995	177	21,233	189
Inventory impairment - prior period (2)	(287)	(95)	(1,205)	(142)
Interest expense capitalized (3)	2,793	767	7,071	1,373
Adjusted gross profit	$ 116,482	$ 51,713	$ 252,222	$ 85,821
Adjusted gross margin	*10.8%*	*13.7%*	*10.3%*	*13.0%*
Adjustments:				
Direct selling costs (4)	(23,524)	(8,787)	(55,378)	(16,823)
Holding costs on sales - current period (5)(6)	(1,293)	(533)	(3,723)	(1,161)
Holding costs on sales - prior period (5)(7)	(526)	(188)	(907)	(214)
Other income (8)	24	7	28	248
Contribution profit	$ 91,163	$ 42,212	$ 192,242	$ 67,871
Contribution margin	*8.4%*	*11.1%*	*7.8%*	*10.2%*
Homes sold	*2,888*	*1,259*	*6,490*	*2,277*
Contribution profit per home sold	$ 31.6	$ 33.5	$ 29.6	$ 29.8
Adjustments:				
Interest expense capitalized (3)	(2,793)	(767)	(7,071)	(1,373)
Interest expense on homes sold - current period (9)	(4,115)	(1,345)	(11,149)	(2,826)
Interest expense on homes sold - prior period (10)	(1,999)	(386)	(3,721)	(468)
Contribution profit after interest	$ 82,256	$ 39,714	$ 170,301	$ 63,204
Contribution margin after interest	*7.6%*	*10.5%*	*6.9%*	*9.5%*
Homes sold	*2,888*	*1,259*	*6,490*	*2,277*
Contribution profit after interest per home sold	$ 28.5	$ 31.5	$ 26.2	$ 27.8

(1) Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(2) Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(3) Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4) Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.

(5) Holding costs primarily include insurance, utilities, homeowners association dues, property taxes, cleaning, and maintenance costs.

(6) Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Condensed Consolidated Statements of Operations.

(8) Other income earned from the sale of certain fixed assets.

(9) Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Condensed Consolidated Statements of Operations.

(10) Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Condensed Consolidated Statements of Operations.

21 | Q2 2022

Adjusted Net (Loss) Income and Adjusted EBITDA We also present Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which our management team uses to assess our underlying financial performance. We believe these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items. We calculate Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. We define Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue. We calculate Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to our operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. The following table presents a reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated: Three Months Ended Six Months Ended June 30, June 30, (in thousands, except percentages, unaudited) 2022 2021 2022 2021 Net income (loss) (GAAP) $ 11,558 $9,190 $52,546 $8,957 Change in fair value of warrant liabilities (12,537) — (18,201) — Adjusted net (loss) income $(979) $9,190 $34,345 $8,957 Adjusted net (loss) income margin (0.1%) 2.4% 1.4% 1.4% Adjustments: Interest expense 7,771 2,257 14,967 4,175 Amortization of capitalized interest (1) 2,793 767 7,071 1,373 Income tax expense 1,610 89 3,509 89 Depreciation and amortization 130 146 249 277 Amortization of stock based compensation 2,400 649 4,028 1,263 Adjusted EBITDA 13,725 13,098 64,169 16,134 Adjusted EBITDA margin 1.3% 3.5% 2.6% 2.4% (1) Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale. 22 | Q2 2022

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